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                                                                       EXHIBIT 5


                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                            SEARS TOWER, SUITE 6800
                            CHICAGO, ILLINOIS 60606
                            TELEPHONE (312) 876-7700
                               FAX (312) 993-9767
                                   TLX 590776
                                  ELN 62793271

                                ----------------

                                  April 3, 1997

Easco, Inc.
706 South State Street
Girard, Ohio 44420

                        Re: Registration Statement on Form S-8 for Resale of 220,000 Shares of Easco, Inc. Common Stock
                             ------------------------------------------
Ladies and Gentlemen:

     We have acted as your special counsel in connection with the above-captioned Registration Statement (the "Registration Statement") and the issuance by Easco, Inc., a Delaware corporation (the "Company"), of 220,000 shares of Common Stock of the Company, par value $.01 per share (the "Stock"), pursuant to the terms of employment agreements among the Company, the subsidiaries of the Company, and each of Norman E. Wells, Jr., Terry D. Smith, Joseph M. Byers, James R. McKeithan and Lawrence J. Sax.

     We are familiar with the proceedings taken in connection with the authorization, issuance and sale of the Stock. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.


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Easco, Inc.
April 3, 1997
Page 2

     Based on the foregoing, it is our opinion, as of the date hereof, that the Stock is duly authorized, validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Latham & Watkins